Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee	NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, OCTOBER 29, 2004 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED SEPTEMBER 30, 2004.  UNITHOLDERS OF RECORD ON NOVEMBER 16, 2004, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,903,873 OR $0.93712 PER UNIT PAYABLE NOVEMBER 30, 2004.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)
WASSON ODC UNIT	74,900	—	40.79	—

NET PROFITS ROYALTIES	48,433	353,000	33.75	5.58

Contact:

SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562